UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
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☑	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §§ 240.14a-12
FelCor Lodging Trust Incorporated

(Name of Registrant as Specified in Its Charter)
P. Schoenfeld Asset Management LP
P. Schoenfeld Asset Management GP LLC
Peter Schoenfeld
PSAM Texas Master Fund Ltd.
PSAM Texas Fund Limited
PSAM Texas Fund L.P.
Synapse IV LLC
PSAM WorldArb Master Fund Ltd.
PSAM WorldArb Fund Limited
PSAM WorldArb Partners L.P.
WSCI Limited Partnership
Synapse I LLC
Spartan Partners L.P.
Perella Weinberg Partners Xerion Master Fund Ltd.
Perella Weinberg Partners Xerion Equity LP
Perella Weinberg Partners Xerion Fund GP LLC
Perella Weinberg Partners Capital Management LP
Perella Weinberg Partners Capital Management GP LLC
Perella Weinberg Partners Group LP
Christopher J. Hartung
C. Brian Strickland

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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PRELIMINARY COPY — SUBJECT TO COMPLETION
BACKGROUND OF THE SOLICITATION
WHO MAY VOTE
VOTING AND PROXY PROCEDURE
INFORMATION ABOUT PARTICIPANTS IN THE SOLICITATION
DIRECTOR COMPENSATION
ELECTION OF DIRECTORS
SOLICITATION OF PROXIES
ADDITIONAL INFORMATION
ANNEX A — INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION
ANNEX B — BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

PRELIMINARY COPY — SUBJECT TO COMPLETION
August •, 2010
SPECIAL MEETING
OF
PREFERRED STOCKHOLDERS
OF
FELCOR LODGING TRUST INCORPORATED
PROXY STATEMENT OF P. SCHOENFELD ASSET MANAGEMENT LP
     This proxy statement and the accompanying WHITE proxy card are being furnished to holders of the $1.95 Series A Cumulative Convertible Preferred Stock, par value $.01 per share (the “Series A Stock”) and depositary shares (the “Depositary Shares”) representing 8% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Series C Stock” and, together with Series A Stock, the “Preferred Stock”), of FelCor Lodging Trust Incorporated, a Maryland corporation with its principal place of business located at 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062 (the “Company”), in connection with the solicitation by P. Schoenfeld Asset Management LP (“PSAM” or “we”) of proxies to be used at the special meeting of holders of Preferred Stock of the Company (the “Preferred Stockholders”), which is to be held on September 14, 2010 at 10:00 a.m. (local time), at 12720 Merit Drive in Dallas, Texas, and at any adjournments, postponements or continuations thereof (the “Special Meeting”).
     This proxy statement and the accompanying WHITE proxy card are first being furnished to Preferred Stockholders on or about •, 2010.
     At the Special Meeting, the Participants (as hereinafter defined) will seek to elect to the Board of Directors of the Company (the “Board”) a slate of two nominees — Christopher J. Hartung and C. Brian Strickland (each a “Nominee” and, collectively, the “Nominees”). Each of the Nominees has consented to being named in this proxy statement, and to serve as a director if elected. Pursuant to this proxy statement, PSAM is soliciting proxies from Preferred Stockholders to (1) vote FOR the Nominees and (2) vote FOR an adjournment of the Special Meeting if a quorum is not present at the time of the Special Meeting or if otherwise necessary to solicit additional proxies to elect the Nominees.
     PLEASE VOTE FOR CHRISTOPHER J. HARTUNG AND C. BRIAN STRICKLAND AS DIRECTORS OF THE COMPANY USING THE ENCLOSED WHITE PROXY CARD.
     If your shares of Preferred Stock are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to PSAM, c/o Innisfree M&A Incorporated in the enclosed envelope today.
     If your shares of Preferred Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares. Accordingly, please contact the person responsible for your account and instruct that person to execute the WHITE proxy card on your behalf.
     If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of our proxy materials, please call Innisfree M&A Incorporated at the phone numbers listed below.

501 Madison Avenue, 20th floor
New York, New York 10022
Shareholders may call toll free (888) 750-5834
Banks and Brokers may call collect (212) 750-5833

BACKGROUND OF THE SOLICITATION
     As of the date of this proxy statement, PSAM and its affiliates beneficially own (1) 331,133 shares of Series A Stock and (2) 73,335 Depositary Shares representing 733 shares of Series C Stock, which collectively represents approximately 2.1% of the aggregate number of Series A Stock and Depositary Shares (collectively, “Shares”) outstanding as of the Record Date.
     As of the date of this proxy statement, Perella Weinberg Partners Capital Management LP (“Perella Weinberg”) and its affiliates beneficially own an aggregate of (1) 596,654 shares of Series A Stock and (2) 839,283 Depositary Shares representing 8,393 shares of Series C Stock, which collectively represents approximately 7.3% of the aggregate number of Shares outstanding as of the Record Date.
     The Company suspended dividends on its Preferred Stock in March 2009. The dividend payment date of July 31, 2010 was the sixth dividend payment date for which dividends on the Preferred Stock have not been paid. Accordingly, in accordance with the terms of the articles supplementary that classified and created the Preferred Stock, Preferred Stockholders are entitled to elect two persons to serve as directors of the Company. Upon the written request of any Preferred Stockholder, the secretary of the Company is required to call a special meeting of the Preferred Stockholders for the election of the two directors. Although no holder of Preferred Stock requested such a meeting, the Board has called the Special Meeting of the Preferred Stockholders.
     In connection with the Special Meeting, the Board has not nominated any person for election and has disclosed that it will not solicit proxies for the Special Meeting.
     PSAM intends to nominate the Nominees for election to the Board at the Special Meeting. PSAM believes that its Nominees possess the skills and experience necessary to effectively manage the business and affairs of the Company and assist it in developing future strategic plans. See the information under the heading “Election of Directors” for additional information about the Nominees. PSAM is currently not aware of any other stockholder that has nominated any person for election at the Special Meeting.
     On August 19, 2010, PSAM and Perella Weinberg Partners Xerion Master Fund Ltd. (the “Master Fund”) entered into a letter agreement (the “Letter Agreement”) pursuant to which each of them agreed to be responsible, on a 50%/50% basis, for certain costs and expenses directly related to nominating the Nominees for election at the Special Meeting and soliciting proxies for their election, provided that the Master Fund’s share of such costs and expenses is limited to a maximum of $200,000. The Letter Agreement will terminate at the earliest of (a) the mutual agreement in writing of PSAM and the Master Fund to terminate the Letter Agreement and (b) the completion of the Special Meeting.
     The Participants expressly disclaim membership in a group with, and beneficial ownership of the securities held by, each other Participant.
WHO MAY VOTE
     Only Preferred Stockholders and holders of Depositary Shares of record as of the close of business on August 2, 2010 (the “Record Date”) may vote at the Special Meeting. As set forth in the Company’s information statement for the Special Meeting filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2010 (the “Information Statement”), there were outstanding 12,880,475 shares of Series A Stock and 67,980 shares of Series C Stock represented by 6,798,000 Depositary Shares (each Depositary Share represents a 1/100 fractional interest in a share of Series C Stock) as of the Record Date. Preferred Stockholders who sell shares of Preferred Stock before the Record Date (or acquire them after the Record Date) may not vote such shares at the Special Meeting. Stockholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such shares after the Record Date.
     PSAM, Perella Weinberg and their respective affiliates intend to vote all of the shares they beneficially own FOR the election of the Nominees and will vote FOR any adjournment of the Special Meeting if a quorum is not present at the time of the Special Meeting or if otherwise necessary to solicit additional proxies to elect the Nominees.
VOTING AND PROXY PROCEDURE
Quorum
     A quorum, consisting of Preferred Stockholders entitled to cast at least a majority of the votes entitled to be cast by the holders of the outstanding shares of Preferred Stock as of the Record Date, is necessary to conduct business at the Special Meeting. This means that Preferred Stockholders entitled to cast that number of votes must be present at the Special Meeting in person or represented at the Special Meeting by proxy. Abstentions will be considered present for the purposes of determining a quorum at the Special Meeting.
Votes Needed
     Preferred Stockholders shall vote as a single class to elect the directors at the Special Meeting. Directors will be elected by a majority of votes cast unless the number of nominees exceeds the number of directors to be elected, in which case directors will be elected by a plurality of votes cast. Abstentions or broker non-votes are not considered votes cast and will have no effect on the election of the directors.
     When the holders of Preferred Stock vote as a single class, each share of Preferred Stock is entitled to one vote per $25 of stated liquidation preference. As a result, each share of Series A Stock is entitled to one vote per share and each share of Series C Stock is entitled to 100 votes per share, each of which may be directed separately by the holder thereof. If you are a holder of Depositary Shares representing interests in the Series C Stock, you will be entitled to direct the voting of the Series C Stock to the extent of your interest therein.
     The holders of a majority of shares of stock of the Company entitled to vote at the Special Meeting, present in person or represented by proxy, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the Special Meeting, to a date not more than 120 days after the Record Date.
     The accompanying WHITE proxy card will be voted in accordance with the Preferred Stockholder’s instructions on such WHITE proxy card. Preferred Stockholders may vote for the Nominees by marking the proper boxes on the WHITE proxy card. If the WHITE proxy card is signed and returned but no instructions are given, the WHITE proxy card will be voted FOR all Nominees and will be voted FOR any adjournment of the Special Meeting if a quorum is not present at the time of the Special Meeting or if otherwise necessary to solicit additional proxies to elect the Nominees.

Other Matters To Be Considered At The Special Meeting
     Except as set forth above, we are not aware of any matters to be brought before the Special Meeting. Should other matters properly be brought before the Special Meeting, including any procedural matters, the attached WHITE proxy card, when duly executed, will give the proxies named therein discretionary authority to vote on all such other matters and on all matters incident to the conduct of the Special Meeting.
Revocation of Proxies
     Any Preferred Stockholder signing and returning the enclosed WHITE proxy may revoke it at any time before it is voted at the Special Meeting by: (i) providing a timely, later-dated written revocation of proxy to PSAM care of Innisfree M&A Incorporated at 501 Madison Avenue, 20th floor, New York, New York 10022 or to the corporate Secretary of the Company at 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062, on or before the business day prior to the Special Meeting; (ii) providing a timely, later-dated and properly executed proxy to PSAM care of Innisfree M&A Incorporated at 501 Madison Avenue, 20th floor, New York, New York 10022 or to the corporate Secretary of the Company at 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062, on or before the business day prior to the Special Meeting; or (iii) voting in person at the Special Meeting. Although a revocation is effective if delivered to the Company, PSAM requests that either original or photostatic copies of all revocations be mailed to PSAM care of Innisfree M&A Incorporated at 501 Madison Avenue, 20th floor, New York, New York 10022 so that PSAM will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date and the number of outstanding shares of Preferred Stock represented thereby.
INFORMATION ABOUT PARTICIPANTS IN THE SOLICITATION
     Each of (i) PSAM, P. Schoenfeld Asset Management GP LLC, Peter Schoenfeld, PSAM Texas Master Fund Ltd., PSAM Texas Fund Limited, PSAM Texas Fund L.P., Synapse IV LLC, PSAM WorldArb Master Fund Ltd., PSAM WorldArb Fund Limited, PSAM WorldArb Partners L.P., WSCI Limited Partnership, Synapse I LLC, and Spartan Partners L.P. (collectively, the “PSAM Participants”), (ii) Perella Weinberg, the Master Fund, Perella Weinberg Partners Xerion Equity LP, Perella Weinberg Partners Xerion Fund GP LLC, Perella Weinberg Partners Capital Management GP LLC, and Perella Weinberg Partners Group LP (collectively, the “Perella Participants”) and (iii) the Nominees (together with the PSAM Participants and the Perella Participants, the “Participants”), is considered a participant in this solicitation for proxies at the Special Meeting. Additional information concerning the Participants is set forth in Annex A to this proxy statement.
     Except as otherwise disclosed in this proxy statement, none of the Participants has been convicted in a criminal proceeding (other than traffic violations or similar misdemeanors) within the past ten years. Also, except as otherwise disclosed in this proxy statement, neither the Participants nor any of their respective associates: (i) had, or will have, a direct or indirect material interest in any transaction or series of similar transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (ii) has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; or (iii) was a party to any material proceeding in which such Participant was adverse to the Company or has a material interest adverse to the Company.
     In connection with their service as a Nominee, PSAM entered into a nominee agreement with each of the Nominees (each, a “Nominee Agreement”). Pursuant to the Nominee Agreements, PSAM has agreed to (a) reimburse the Nominees for reasonable, documented expenses (including legal expenses) incurred in connection with their nomination and the Special Meeting, provided that such expenses are incurred at or prior to the Special Meeting and (b) indemnify the Nominees against certain potential liabilities that might arise in connection with such Nominee being named as a director nominee and related matters. The indemnification provisions of the Nominee Agreement only cover the Nominees’ service as a Nominee and not, if elected, as a director of the Company.
     Other than as disclosed above, there are no agreements pursuant to which any of the Nominees were chosen as Nominees and there are no arrangements or understandings pursuant to which the Nominees are proposed to be elected.

DIRECTOR COMPENSATION
     As described in the Company’s proxy statement for the 2010 annual meeting of stockholders filed with the SEC on April 2, 2010 (the “Annual Meeting Proxy”), effective for 2010 and subsequent years, each independent director will receive an annual equity grant (valued at $55,000 on the grant date) at the start of each year of service and an annual service fee (paid currently each quarter), calculated as follows:

2010 Annual Service Fee
Chair, Audit Committee	$70,000
Chair, Compensation Committee	$62,500
Chair, Corporate Governance and Nominating Committee	$62,500
Other Member, Audit Committee	$60,000
Other Independent Directors	$55,000
     Independent directors do not receive meeting fees, but they are reimbursed for out-of-pocket expenses incurred in connection with service on the Board.
     According to the Company’s Information Statement, except as otherwise determined by the Board, in accordance with the Company’s Corporate Governance Guidelines, directors elected by the Preferred Stockholders are not entitled to compensation and reimbursement of expenses in connection with their service on the Board. However, we believe that the Board would be in breach of its duties to Preferred Stockholders if the Company failed to pay the directors elected by the Preferred Stockholders the fees or reimburse their expenses as described above or if the Company paid to these directors fees below those paid to other independent directors.
ELECTION OF DIRECTORS
     The Board currently consists of ten members, who are classified into three classes as follows: Melinda J. Bush, Charles A. Ledsinger, Jr. and Robert H. Lutz, Jr. constitute a class with a term ending in 2013 (the “Class I Directors”); Thomas J. Corcoran, Jr., Robert F. Cotter, Thomas C. Hendrick, and Mark D. Rozells constitute a class with a term ending in 2011 (the “Class II Directors”); and Glenn A. Carlin, Robert A. Mathewson, and Richard A. Smith constitute a class with a term ending in 2012 (the “Class III Directors”).
     We are seeking your support at the Special Meeting to elect the Nominees as two additional members of the Board to serve until the next annual meeting of stockholders of the Company and until their successors are elected and qualified; provided, however, that the term of such directors will terminate when all delinquent dividends on the Preferred Stock have been paid and the dividends on the Preferred Stock for the current quarterly period have been paid or declared and set apart for payment.
     Set forth below are the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments and directorships for the past five years of each of the Nominees. Each of the Nominees is a citizen of the United

States of America. Each of the Nominees is independent under the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of Regulation S-K.

Christopher J. Hartung, age 42 Private Investor	Mr. Hartung most recently served as Managing Director, Real Estate Investment Banking of Wells Fargo Securities/Eastdil Secured, a real estate investment banking firm, from 2004 to 2010, where he provided investment banking services to public and private real estate companies. Previously, Mr. Hartung was a Managing Director, Real Estate Equity Research at WR Hambrecht & Co. (2002 to 2004); Chief Strategy Officer at iBuilding, Inc. (2000 to 2001); Managing Director and Group Head, Real Estate Equity Research at Banc of America Securities (1996 to 2000); and served in various capacities at J.P. Morgan & Co. (1990 to 1996).

Mr. Hartung is currently or has been a member of various professional organizations in the real estate industry, including the Urban Land Institute, Lambda Alpha International, International Council of Shopping Centers and the National Association of Real Estate Investment Trusts. Mr. Hartung previously served on the Advisory Board for the Fisher Center for Real Estate at Haas Business School, University of California, Berkeley. Mr. Hartung received a B.S. in Applied Economics from Cornell University.

Mr. Hartung would provide the Board with leadership experience and in-depth knowledge of the real estate industry based on his experience with companies across a variety of real estate asset classes, including office, retail, industrial and hospitality.

C. Brian Strickland, age 47 Chief Financial Officer JMI Realty, LLC 111 Congress Ave., Suite 2600 Austin, TX 78701	Since October 2009, Mr. Strickland has served as Chief Financial Officer of JMI Realty, LLC, a private real estate investment and development company. From July 2008 to October 2009, Mr. Strickland served as Chief Financial Officer of Road Traveler LLC, an early stage web based travel company. From

June 2007 to June 2008, Mr. Strickland provided consulting services to several non-profit organizations. From April 1998 to May 2007, Mr. Strickland served as Chief Financial Officer of CNL Hotels & Resorts, Inc., a hotel real estate investment trust. Previously, Mr. Strickland was Vice President of Taxation for Wyndham International, Inc. (November 1990 to April 1998); Tax Supervisor of Trammell Crow Company (June 1988 to November 1990); and Tax Accountant at Ernst & Whinney (June 1986 to June 1988).

Mr. Strickland is a Certified Public Accountant and received a Bachelor of Business Administration in Accounting from Texas Tech University.

Mr. Strickland would provide the Board with accounting, financial and leadership experience, as well as substantial knowledge of the hotel and real estate industries based on his role as chief financial officer of entities similarly situated with the Company.
     Under Maryland corporate law, the Board is charged with the management of the business and affairs of the Company, including determining its strategic direction. PSAM believes, therefore, that if the Nominees are elected they would be in a position, as directors of the Company, to influence the strategic direction of the Company in accordance with their duties.
     The Nominees will constitute a minority of the Board if they are elected and, therefore, will not be able to adopt any measures without the support of other members of the Board.
     None of the Nominees has any contract, arrangement or understanding with the Company or with any person with respect to Company securities, or (except as provided in the Nominee Agreements) any financial interest concerning the Company. None of the Nominees own, beneficially or of record, any securities of the Company.
     We do not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the shares represented by the enclosed WHITE proxy card will be voted for substitute nominees.
     WE STRONGLY URGE YOU TO VOTE FOR THE NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED WITH THIS PROXY STATEMENT. IF YOU SIGN THE ENCLOSED WHITE PROXY CARD WITHOUT INDICATING YOUR VOTE, YOU WILL BE DEEMED TO HAVE DIRECTED THE APPOINTED PROXIES

TO VOTE YOUR SHARES FOR THE ELECTION OF ALL OF THE NOMINEES AND FOR AN ADJOURNMENT OF THE SPECIAL MEETING IF NO QUORUM IS PRESENT AT THE TIME OF THE SPECIAL MEETING OR IF OTHERWISE NECESSARY TO SOLICIT ADDITIONAL PROXIES TO ELECT THE NOMINEES.
SOLICITATION OF PROXIES
     Proxies may be solicited from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries in person and by mail, phone, publication and electronic means.
     PSAM intends to enter into an agreement with Innisfree M&A Incorporated for solicitation and advisory services in connection with this solicitation, for which Innisfree M&A Incorporated will receive a fee not to exceed $•, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Innisfree M&A Incorporated will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. PSAM will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Preferred Stock they hold of record. PSAM will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Innisfree M&A Incorporated will employ approximately • persons to solicit the Company’s Preferred Stockholders for the Special Meeting.
     PSAM and the Master Fund, pursuant to the terms of the Letter Agreement regarding expense reimbursement described in this proxy statement, will pay the cost of their solicitation of proxies at the Special Meeting, including the cost of preparing, assembling and mailing this proxy material to Preferred Stockholders. If this solicitation is successful and any or all Nominees are elected to the Board, PSAM and the Master Fund may, without seeking further approval by the Company’s stockholders, seek reimbursement of the solicitation expenses from the Company. Several of PSAM’s and Perella Weinberg’s officers and regular full-time employees may solicit proxies during the course of their ordinary employment and will not receive any additional compensation.
     The Participants have incurred costs for legal counsel and other services related to this solicitation. The total expenditures in furtherance of, or in connection with this solicitation as of •, 2010 was $•; based on current estimates the final cost of the solicitation will be approximately $•.
ADDITIONAL INFORMATION
     The principal business address of the Company is 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062. The Company’s telephone number is 972-444-4900.
     According to the Company’s Annual Meeting Proxy, for stockholder proposals to be brought before the Company’s 2011 annual meeting of stockholders, the Company’s bylaws provide that the proposing stockholder must give written notice to the corporate Secretary, which must be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the date on which notice of the 2010 annual meeting was first mailed to the Company’s stockholders. Any stockholder proposal received after January 7, 2011 will be considered untimely and may be voted upon by the named proxies in accordance with their best judgment. A stockholder who wishes to have a proposal included in the Company’s proxy statement for the Company’s 2011 annual meeting of stockholders must deliver that proposal in writing to the Company not later than December 8, 2010. All proposals should be submitted to the attention of the corporate Secretary at the principal executive offices at the address listed above. All proposals must be in writing and otherwise in compliance with applicable SEC requirements and the Company’s bylaws.
     The information concerning the Company contained in this proxy statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although the Participants have no knowledge that would indicate that statements relating to the Company contained in this proxy statement in reliance upon publicly available information are inaccurate or incomplete, the Participants are not in a position to verify any such information or statements.

ANNEX A
INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION
     In addition to the Nominees, the PSAM Participants and the Perella Participants are participants in the solicitation of proxies with respect to the Special Meeting.
     The PSAM Participants
     The principal business of PSAM, P. Schoenfeld Asset Management GP LLC, Peter Schoenfeld, Synapse IV LLC, and Synapse I LLC is to advise and manage investments on behalf of institutional and individual high net worth investors, while the principal business of the remainder of the PSAM Participants is to serve as the vehicles for such investments. The principal offices of each of PSAM, P. Schoenfeld Asset Management GP LLC, Peter Schoenfeld, PSAM Texas Fund L.P., Synapse IV LLC, PSAM WorldArb Partners L.P., WSCI Limited Partnership, Synapse I LLC, and Spartan Partners L.P. are located at 1350 Avenue of the Americas, 21st Floor, New York, New York 10019. The principal offices of each of PSAM Texas Master Fund Ltd., PSAM Texas Fund Limited, PSAM WorldArb Master Fund Ltd., and PSAM WorldArb Fund Limited are located at c/o Citco Fund Services (Cayman Islands) Limited, 89 Nexus Way, Camana Bay, P.O. Box 31106 Grand Cayman KY1-1205 — Cayman Islands.
     The Perella Participants
     The Master Fund is primarily engaged in the business of making investments. The principal business of the Perella Weinberg Partners Xerion Equity LP (the “Master Fund Manager”) is to serve as manager to the Master Fund. Perella Weinberg Partners Xerion Fund GP LLC (the “GP”) is the general partner of the Master Fund Manager. Perella Weinberg indirectly serves as the investment adviser to the Master Fund and is also the managing member of the GP. Perella Weinberg Partners Capital Management GP LLC (“PWPCMGP”) is the general partner of Perella Weinberg. Perella Weinberg Partners Group LP (“Group”) serves as the managing member of PWPCMGP. The address of the principal business office of each of the Perella Participants except the Master Fund is 767 Fifth Avenue, New York, NY 10153. The address of the principal business office of the Master Fund is c/o Citco Fund Services (Bermuda) Limited, Washington Mall West, 7 Reid Street, Hamilton HM II Bermuda.
INTERESTS OF THE PARTICIPANTS IN THE SOLICITATION
     The PSAM Participants
     PSAM and its affiliates began acquiring securities of the Company in May 2009. As of the date hereof, the PSAM Participants beneficially own in the aggregate 331,133 shares of Series A Stock (including 100 shares of Series A Stock held of record by PSAM) and 73,335 Depositary Shares representing 733 shares of Series C Stock as set forth below. According to the Company’s Form 10-K for the year ended December 31, 2009, each share of Series A Stock is currently convertible at the stockholder’s option to 0.7752 shares of common stock, par value $.01 per share, subject to certain adjustments.

     P. Schoenfeld Asset Management GP LLC (“PSAM GP”) is the general partner of PSAM, which may be deemed to beneficially own 331,133 shares of Series A Stock and 73,335 Depositary Shares representing 733 shares of Series C Stock, of which (i) 100 shares of Series A Stock are owned directly by PSAM; (ii) 248,965 shares of Series A Stock and 54,585 Depositary Shares representing 546 shares of Series C Stock are attributable to PSAM Texas Master Fund Ltd., PSAM WorldArb Master Fund Ltd. and Spartan Partners L.P.; and (iii) 82,068 shares of Series A Stock and 18,750 Depositary Shares representing 188 shares of Series C Stock are attributable to managed accounts to which PSAM provides investment advice. Peter Schoenfeld is the managing member and majority owner of PSAM GP and may be deemed to have voting and dispositive power over the shares beneficially owned by PSAM GP.
     Synapse IV LLC is the general partner of PSAM Texas Fund L.P. which, together with PSAM Texas Fund Limited, may be deemed to beneficially own 15,176 shares of Series A Stock and 3,334 Depositary Shares representing 33 shares of Series C Stock owned by PSAM Texas Master Fund Ltd. Peter Schoenfeld is the managing member and majority owner of Synapse IV LLC and may be deemed to have voting and dispositive power over the shares beneficially owned by PSAM Texas Master Fund Ltd.
     Synapse I LLC is the general partner of WSCI Limited Partnership, and Synapse IV LLC is the general partner of PSAM WorldArb Partners L.P. WSCI Limited Partnership, PSAM WorldArab Partners L.P. and PSAM WorldArb Fund Limited, may be deemed to beneficially own 226,210 shares of Series A Stock and 49,558 Depositary Shares representing 496 shares of Series C Stock owned by PSAM WorldArb Master Fund Ltd. Peter Schoenfeld is the managing member and majority owner of Synapse IV LLC, as well as Synapse I LLC, and may be deemed to have voting and dispositive power over the shares beneficially owned by PSAM WorldArb Master Fund Ltd.
     Synapse I LLC also is the general partner of Spartan Partners L.P., which may be deemed to beneficially owns 7,579 shares of Series A Stock and 1,693 Depositary Shares representing 17 shares of Series C Stock. Peter Schoenfeld is the managing member and majority owner of Synapse I LLC and may be deemed to have voting and dispositive power over the shares beneficially owned by Spartan Partners L.P.
     Except to the extent expressly stated herein, each of the PSAM Participants disclaim beneficial ownership of any shares beneficially owned by each other, in each case, except to the extent that they have a pecuniary interest in such shares.
     In addition to the ownership of Preferred Stock as described above, PSAM and its affiliates have in the past traded, and in the future may trade in other securities of the Company, as well as options, puts, calls, swaps or other derivative instruments relating to Company securities.
     The securities owned by PSAM and its affiliates are held primarily in margin accounts maintained with prime brokers, which may extend margin credit as and when required to open or carry positions in the margin accounts, subject to applicable federal margin regulations, stock exchange rules and the prime brokers’ credit policies. In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the accounts.
     Except as described in this Proxy Statement, the PSAM Participants do not beneficially own, as of the date hereof, any debt or equity securities of the Company.
     The Perella Participants
     Perella Weinberg and its affiliates began acquiring securities of the Company in June 2009. As of the date of this proxy statement, Perella Weinberg and its affiliates beneficially own (1) 596,654 shares of Series A Stock and (2) 839,283 Depositary Shares representing 8,393 shares of Series C Stock. According to the Company’s Form 10-K for the year ended December 31, 2009, each share of Series A Stock is currently convertible at the stockholder’s option to 0.7752 shares of common stock, par value $.01 per share, subject to certain adjustments.
     The Master Fund may be deemed to beneficially own 596,654 shares of Series A Stock and 839,283 Depositary Shares, representing 8,393 shares of Series C Stock. The Master Fund Manager, which serves as the manager of the Master Fund, may be deemed to beneficially own 596,654 shares of Series A Stock and 839,283 Depositary Shares, representing 8,393 shares of Series C Stock. The GP, which serves as the general partner of the Master Fund Manager, may be deemed to beneficially own 596,654 shares of Series A Stock and 839,283 Depositary Shares, representing 8,393 shares of Series C Stock. Perella Weinberg, which indirectly serves as the investment adviser to the Master Fund and is also the managing member of the GP, may be deemed to beneficially own 596,654 shares of Series A Stock and 839,283 Depositary Shares, representing 8,393 shares of Series C Stock. PWPCMGP, which serves as the general partner of Perella Weinberg, which indirectly serves as the investment adviser to the Master Fund, may be deemed to beneficially own 596,654 shares of Series A Stock and 839,283 Depositary Shares, representing 8,393 shares of Series C Stock. Group, which serves as the managing member of PWPCMGP, the general partner of Perella Weinberg, which indirectly serves as the investment adviser to the Master Fund, may be deemed to beneficially own 596,654 shares of Series A Stock and 839,283 Depositary Shares, representing 8,393 shares of Series C Stock.
     Each of the Master Fund Manager, the GP, Perella Weinberg, PWPCMGP and Group disclaims beneficial ownership of any shares listed above.
     In addition to the ownership of Preferred Stock as described above, Perella Weinberg and its affiliates have in the past traded, and in the future may trade in other securities of the Company, as well as options, puts, calls, swaps or other derivative instruments relating to Company securities.
     The securities owned by Perella Weinberg and its affiliates are held primarily in margin accounts maintained with prime brokers, which may extend margin credit as and when required to open or carry positions in the margin accounts, subject to applicable federal margin regulations, stock exchange rules and the prime brokers’ credit policies. In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the accounts.
     Except as described in this Proxy Statement, the Perella Participants do not beneficially own, as of the date hereof, any debt or equity securities of the Company.

ANNEX B
BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES
     The information in the following table is extracted from the Company’s information statement filed with the Securities and Exchange Commission on August 13, 2010. In addition, as disclosed in this proxy statement, as of the date of this proxy statement (A) PSAM and its affiliates beneficially own (1) 331,133 shares of Series A Stock and (2) 73,335 Depositary Shares representing 733 shares of Series C Stock, which collectively represents approximately 2.1% of the aggregate number of Shares outstanding as of the Record Date and (B) Perella Weinberg and its affiliates beneficially own an aggregate of (1) 596,654 shares of Series A Stock and (2) 839,283 Depositary Shares representing 8,393 shares of Series C Stock, which collectively represents approximately 7.3% of the aggregate number of Shares outstanding as of the Record Date.
******
     The following table shows, as of August 2, 2010, (a) how much of the Company’s common stock was beneficially owned by each person known to the Company to beneficially own more than 5% of its common stock, and (b) how much of its common stock, Series A Stock, and Series C Stock was beneficially owned by the executive officers, each director, and all directors and executive officers, as a group. Unless otherwise indicated, each person owns directly the number of shares shown after his or her name in the table below.

				Amount and			Amount and
	Amount and			Nature of			Nature of
	Nature of		Percent	Beneficial			Beneficial	Percent
	Beneficial		of	Ownership of		Percent	Ownership of	Of Series
	Ownership of		Common	Series A		of	Series C	C
Name of	Common		Stock	Preferred		Series A	Preferred	Preferred
Beneficial Owner	Stock		Class(1)	Stock		Preferred(1)	Stock(2)	(1)
Melinda J. Bush	16,600	(3)	*	—		*	—	*
Glenn A. Carlin	20,000		*	—		*	—	*
Thomas J. Corcoran, Jr.	476,146	(4)	*	4,000		*	1,000	*
Robert F. Cotter	116,300		*	—		*	—	*
Michael A. DeNicola	324,155	(5)	*	—		*	—	*
Thomas C. Hendrick	22,200		*	—		*	—	*
Charles A. Ledsinger, Jr.	35,175		*	—		*	—	*
Robert H. Lutz, Jr.	38,700	(6)	*	—		*	—	*
Robert A. Mathewson	433,317	(7)	*	10,000		*	—	*
Troy A. Pentecost	280,887	(8)	*	—		*	—	*
Mark D. Rozells	3,507		*	—		*	—	*
Richard A. Smith	1,292,458	(9)	1.3%	—		*	10,000	*
Andrew J. Welch	324,324	(10)	*	—		*	—	*
Jonathan H. Yellen	287,650	(11)	*	1,000	(12)	*	—	*
All executive officers and directors, as a group (14 persons) (13)	3,671,419		3.8	15,000		*	11,000	*
Franklin Resources, Inc.	2,634,870	(14)	2.7	2,983,745	(13)	23.2%
The Vanguard Group, Inc.	6,938,485	(15)	7.1

*	Represents less than 1% of the outstanding shares of such class.

(1)	Based upon 97,051,609 shares of common stock, 12,880,475 shares of Series A Preferred Stock and 6,798,000 Depository Shares representing 67,980 shares of Series C Preferred Stock outstanding as of August 2, 2010.

(2)	Reflects the number of Depository Shares held. Each Depository Share represents 1/100th of a share of Series C Preferred Stock.

(3)	The shares beneficially owned by Ms. Bush include (i) 7,700 shares of common stock held by Ms. Bush’s IRA, and (ii) 4,000 shares held by a trust of which Ms. Bush is the beneficiary.

(4)	The shares beneficially owned by Mr. Corcoran include (i) 25,000 shares of common stock issuable pursuant to stock options that are currently exercisable; (ii) 3,101 shares of common stock issuable upon the conversion of 4,000 shares of Series A preferred stock; (iii) 30,000 shares of common stock held by TCOR Holdings, LLC, of which he is the sole beneficial owner; (iv) 2,847 shares of common stock held by his IRA; (v) 78,535 shares of restricted common stock issued pursuant to stock grants that are unvested and will vest over a three or four-year period from the date of grant, subject to the satisfaction of certain conditions; and (vi) 97,746 shares of common stock subject to claw-back agreements, portions of which expire annually over the next two to three years, subject to continued employment.

(5)	The shares beneficially owned by Mr. DeNicola include (i) 184,813 shares of restricted common stock issued pursuant to stock grants that are unvested and will vest over a three or four-year period from the date of grant, subject to satisfaction of certain conditions; (ii) 10 shares held for his minor children; and (iii) 69,705 shares of common stock subject to claw-back agreements, portions of which expire annually over the next two to three years, subject to continued employment.

(6)	The shares beneficially owned by Mr. Lutz include (i) 36,200 shares owned by Lutz Investments LP, a family partnership of which Mr. Lutz is a beneficiary, and (ii) 2,500 shares owned by Mr. Lutz’s spouse.

(7)	The shares beneficially owned by Mr. Mathewson include (i) 208,333 shares of common stock held by RGC Leasing, Inc., of which Mr. Mathewson serves as President and is a stockholder, and (ii) 7,752 shares of common stock issuable upon conversion of 10,000 shares of Series A preferred stock.

(8)	The shares beneficially owned by Mr. Pentecost include (i) 188,813 shares of restricted common stock issued pursuant to stock grants that are unvested and will vest over a three to five-year period from the date of grant, subject to satisfaction of certain conditions, and (ii) 70,156 shares of common stock subject to claw-back agreements, portions of which expire annually over the next two to three years, subject to continued employment.

(9)	The shares beneficially owned by Mr. Smith include (i) 815,851 shares of restricted common stock issued pursuant to stock grants that are unvested and will vest over a three to five-year period from the date of grant, subject to satisfaction of certain conditions, and (ii) 217,679 shares of common stock subject to claw-back agreements, portions of which expire annually over the next two to three years, subject to continued employment.

(10)	The shares beneficially owned by Mr. Welch include (i) 15,000 shares of common stock issuable pursuant to stock options that are currently exercisable; (ii) 2,237 shares held in his IRA; (iii) 3,000 shares held in custodial accounts for his minor children; (iv) 184,813 shares of restricted common stock issued pursuant to stock grants that are unvested and will vest over a three to four-year period from the date of grant, subject to satisfaction of certain conditions; and (v) 72,175 shares of common stock subject to claw-back agreements, portions of which expire annually over the next two to three years, subject to continued employment.

(11)	The shares beneficially owned by Mr. Yellen include (i) 11,724 shares of common stock held by trusts of which Mr. Yellen is not the trustee for the benefit of Mr. Yellen’s minor children; (ii) 188,813 shares of restricted common stock issued pursuant to stock grants that are unvested and will vest over a three to five-year period from the date of grant, subject to satisfaction of certain conditions; (iii) 775 shares of common stock issuable upon the conversion of 1,000 shares of Series A preferred stock held in Mr. Yellen’s individual retirement account; and (iv) 70,156 shares of common stock subject to claw-back agreements, portions of which expire annually over the next two to three years, subject to continued employment.

(12)	These shares are held in Mr. Yellen’s individual retirement account.

(13)	See footnotes (3)-(12) above.

(14)	Based upon a Schedule 13G (Amendment No. 14) filed on February 9, 2010. As set forth in this Schedule, the securities are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. Franklin Resources Inc. reported that it or its direct and indirect subsidiaries had sole voting power with respect to 5,328,147 shares and sole dispositive power with respect to 5,618,615 shares. Includes 2,983,745 shares of common stock issuable on conversion of preferred stock.

(15)	Based upon a Schedule 13G (Amendment No. 4) filed on February 3, 2010. As set forth in this Schedule, The Vanguard Group, Inc., an investment advisor, reported that it had sole voting power with respect to 81,919 shares, and sole dispositive power with respect to 5,536,566 shares and shared dispositive power with respect to 81,919 shares. Also includes 1,320,000 shares (including 120,000 shares owned through Vanguard Investment Australia) purchased in a secondary equity offering in June 2010.

[WHITE]
PRELIMINARY COPY — SUBJECT TO COMPLETION
[FORM OF PROXY CARD]
PROXY FOR THE SPECIAL MEETING
OF PREFERRED STOCKHOLDERS OF
FELCOR LODGING TRUST INCORPORATED
TO BE HELD SEPTEMBER 14, 2010
     SOLICITED ON BEHALF OF P. SCHOENFELD ASSET MANAGEMENT LP, P. SCHOENFELD ASSET MANAGEMENT GP LLC, PETER SCHOENFELD, PSAM TEXAS MASTER FUND LTD., PSAM TEXAS FUND LIMITED, PSAM TEXAS FUND L.P., SYNAPSE IV LLC, PSAM WORLDARB MASTER FUND LTD., PSAM WORLDARB FUND LIMITED, PSAM WORLDARB PARTNERS L.P., SYNAPSE IV LLC, WSCI LIMITED PARTNERSHIP, SYNAPSE I LLC, SPARTAN PARTNERS L.P., PERELLA WEINBERG PARTNERS XERION MASTER FUND LTD., PERELLA WEINBERG PARTNERS XERION EQUITY LP, PERELLA WEINBERG PARTNERS XERION FUND GP LLC, PERELLA WEINBERG PARTNERS CAPITAL MANAGEMENT LP, PERELLA WEINBERG PARTNERS CAPITAL MANAGEMENT GP LLC, PERELLA WEINBERG PARTNERS GROUP LP, AND NOMINEES NAMED BELOW.
     The undersigned hereby appoints and constitutes each of • and • (acting alone or together) as proxies, with full power of substitution in each, to attend the Special Meeting of Preferred Stockholders of FelCor Lodging Trust Incorporated, a Maryland corporation (the “Company”) to be held on September 14, 2010 at 10:00 a.m. (local time) at 12720 Merit Drive in Dallas, Texas, and at any adjournments, postponements or continuations thereof, to cast all votes entitled to be cast by the shares of the $1.95 Series A Cumulative Convertible Preferred Stock (the “Series A Stock”) and 8% Series C Cumulative Redeemable Preferred Stock (the “Series C Stock” and, together with Series A Stock, the “Preferred Stock”) of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting, and to otherwise represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present.
     WHEN THIS PROXY IS PROPERLY EXECUTED THE VOTES THAT YOU ARE ENTITLED TO CAST WILL BE CAST AS YOU DIRECT. IF YOU RETURN THIS PROXY, PROPERLY EXECUTED, WITHOUT SPECIFYING A CHOICE, THE VOTES THAT YOU ARE ENTITLED TO CAST WILL BE CAST “FOR” ALL NOMINEES AND “FOR” ANY ADJOURNMENT OF THE SPECIAL MEETING IF A QUORUM IS NOT PRESENT AT THE TIME OF THE SPECIAL MEETING OR IF OTHERWISE NECESSARY TO SOLICIT ADDITIONAL PROXIES TO ELECT THE NOMINEES. IF ANY OTHER MATTERS, INCLUDING PROCEDURAL MATTERS, ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, THE VOTES THAT YOU ARE ENTITLED TO CAST WILL BE CAST IN THE DISCRETION OF THE PROXIES APPOINTED HEREBY.
SIGN, DATE AND MAIL YOUR PROXY TODAY
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

[WHITE] P. SCHOENFELD ASSET MANAGEMENT LP RECOMMENDS A VOTE “FOR” ALL OF THE DIRECTOR NOMINEES LISTED BELOW. PLEASE MARK WITH AN (X) THE BOX INDICATING YOUR CHOICE. Proposal to elect Christopher J. Hartung and C. Brian Strickland as directors of the Company. To elect: FOR AGAINST ABSTAIN Christopher J. Hartung ☐ ☐ ☐ C. Brian Strickland ☐ ☐ ☐ P. SCHOENFELD ASSET MANAGEMENT LP RECOMMENDS A VOTE “FOR” AN ADJOURNMENT OF THE SPECIAL MEETING IF A QUORUM IS NOT PRESENT OR IF OTHERWISE NECESSARY TO SOLICIT ADDITIONAL PROXIES TO ELECT THE NOMINEES. Adjournment of Special Meeting if a quorum is not present at the time of the Special Meeting or if otherwise necessary to solicit additional proxies to elect the Nominees. Adjournment of FOR ☐ AGAINST ☐ ABSTAIN ☐ Special Meeting if a quorum is not present at the time of the Special Meeting or if otherwise necessary to solicit additional proxies to elect the Nominees: If the undersigned has previously submitted a proxy card provided by another party with respect to the matters described above, this proxy is intended to and shall revoke the undersigned’s vote on such proxy card. ADDRESS AREA Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person. Date: ___, 2010 Signature Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope. Votes MUST be indicated (x) in BLACK or BLUE ink.